EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ENGINEERS

     As independent engineering consultants, Ryder Scott Company, LP hereby consents to the use of our report entitled "PetroSearch Energy Corporation, Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests, SEC Parameters, as of December 31, 2005" dated March 29, 2006 and data extracted therefrom (and all references to our Firm) included in or made a part of this Form 10-KSB/A Annual Report.

                                        /s/ Ryder Scott Company, LP.
                                        RYDER SCOTT COMPANY, LP.

Houston, TX
June 6, 2006